Exhibit 5.1
[GALLOP, JOHNSON & NEUMAN, L.C. LETTERHEAD]
November 8, 2010
LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri 63301
Ladies and Gentlemen:
We have acted as counsel to LMI Aerospace, Inc., a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $135,000,000 aggregate offering price, and by selling shareholders to be named in a Prospectus Supplement of up to $15,000,000 aggregated offering price (as such amounts may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of the following types of securities:
     1. the Company’s common stock, par value $0.01 per share (the “Company Common Stock”); and
     2. the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);
     3. Warrants to purchase other Securities (“Warrants”)
     4. Stock Purchase Contracts regarding other Securities (“Purchase Contracts”);
     5. Units representing ownership of any combination of other Securities; and
     6. the Company’s debt securities (the “Debt Securities”), in one or more series which would be issued under a senior indenture by and between the Company and U.S. Bank National Association (“U.S. Bank”), and/or a subordinated indenture by and between the Company and U.S. Bank (the “Trustee”), as the same may be amended or

LMI Aerospace, Inc.
November 8, 2010

supplemented from time to time (each, an “Indenture”), the forms of which are exhibits to the Registration Statement; and
The Company Common Stock and the Debt Securities, Preferred Stock, warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”
The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Securities (the “Corporate Proceedings”). Certain terms of the Debt Securities may be established or approved by the Board pursuant to Corporate Proceedings. In rendering the opinions expressed below, we have examined (a) the Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Registration Statement; (d) resolutions of the board of directors of the Company; (e) the Registration Statement; and (f) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.
We are licensed in Missouri and do not purport to be an expert on, or to express any opinion concerning, matters involving any law other than the laws of the State of Missouri, the federal laws of the United States. For purposes of any opinion with respect to documents governed, or to be governed, by New York or any other state law, we have assumed, with your permission, that the law of the State of New York or such other state is identical to the law of the State of Missouri. The opinions expressed in this letter are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.
Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that:
     1. The shares of Company Common Stock, when (A) the Board of Directors of the Company (the “Board) has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Company Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Company Common Stock is in certificated form, certificates representing the shares of Company Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefore (not less than the par value of the Company

LMI Aerospace, Inc.
November 8, 2010

     Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefore (not less than the par value of the Company Common Stock), will be validly issued, fully paid and non-assessable.
     2. the shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Missouri, (B) any Securities underlying such Preferred Stock have been validly issued as contemplated by the relevant Paragraphs in this opinion and (C) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of Directors of the Company upon payment of the consideration therefore (not less than the par value of the Preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefore (not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable.
     3. the Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of Warrants, including the authorization of the underlying Securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the Warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, (C) the Securities underlying such Warrants have been validly issued as contemplated by the relevant Paragraphs in this opinion and (D) certificates representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, will be valid and binding obligations of the Company.

LMI Aerospace, Inc.
November 8, 2010

     4. the Secondary Shares issued and outstanding as of the date of this opinion have been duly authorized, validly issued and are nonassessble.
     5. the Debt Securities, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of Debt Securities and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the applicable Indenture has been duly executed and delivered by the Company and the Trustee, (C) and securities underlying such Debt Securities have been validly issued as contemplated by the relevant Paragraphs in this option, (D) the Debt Securities have been authenticated by the Trustee and (E) the Debt Securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Statement, the applicable Indenture, and applicable law, and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, will be valid and binding obligations of the Company, subject to and qualified and limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding at law or in equity and no opinion is expressed as to the availability of the remedy of specific performance.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and any related Prospectus Supplement. The opinions expressed herein are as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours
/s/ Gallop, Johnson & Neuman, L.C.

GALLOP, JOHNSON & NEUMAN, L.C.